UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 19, 2015

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305 Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 368-9100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 19, 2015, Qumu Corporation (the “Company”) appointed Vern Hanzlik as the Company’s President and Chief Executive Officer to succeed Sherman L. Black. Also on October 19, 2015, Mr. Black resigned as a director and Mr. Hanzlik was elected as a director to fill that vacancy. The Company issued a press release on October 19, 2015 relating to the Chief Executive Officer transition, which press release is furnished hereto as Exhibit 99.1.

Mr. Hanzlik, age 58, has served as the Company’s President since December 12, 2014. From March 13, 2014 until becoming President, Mr. Hanzlik served as Executive Vice President. Mr. Hanzlik joined the Company in November 2012 as a Senior Vice President and as General Manager, Qumu. From February 2011 to November 2012, Mr. Hanzlik was President, EMEA and member of the Board of TEAM Informatics, a global enterprise solutions and technology company. From December 2006 to February 2010, Mr. Hanzlik  was the Chief Marketing Officer of Sajan, Inc., a privately held company, and from February 2010 until January 2011, also served as the Chief Marketing Officer of Sajan’s successor company by merger, publicly-held Sajan, Inc. (OTC: SAJA), a provider of global language translation services, software localization and cloud-based translation management software. Mr. Hanzlik also served as President of Sajan Software Ltd., a subsidiary of Sajan, from June 2009 to January 2011. Mr. Hanzlik was a co-founder of Stellent, Inc., which was a publicly-held provider of content and document management software and services located in Eden Prairie, Minnesota, until it was acquired by Oracle Corporation in 2006. While with Stellent, Inc., he most recently served as Executive Vice President of Compliance and Strategic Alliances from January 2004 to February 2006. Additionally, Mr. Hanzlik served as Stellent’s President and Chief Executive Officer and as a director of Stellent from 1999 and 2003. Mr. Hanzlik served as a director of pre-merger Sajan, Inc. from April 2006 to February 2010 and as a director of post-merger Sajan, Inc. from February 2010 to January 2011.

To implement the provisions of the Amended and Restated Severance/Change in Control Letter Agreement with Mr. Black made as of February 21, 2013 (the “Letter Agreement”), the Company and Mr. Black entered into a separation letter agreement dated October 19, 2015 (the “Separation Agreement”). By the Separation Agreement, the parties agreed that Mr. Black’s employment with the Company will terminate November 2, 2015, the Company provided the form of general release in favor of the Company that Mr. Black is obligated to deliver as a condition of the benefits of the Letter Agreement, and the parties agreed to the severance amounts calculated in accordance with the Letter Agreement for a termination without cause.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Separation Letter Agreement dated October 19, 2015 by and between Qumu Corporation and Sherman L. Black.

99.1	Press release issued by Qumu Corporation on October 19, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ Peter J. Goepfrich
Peter J. Goepfrich Chief Financial Officer

Date:  October 19, 2015

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